Exhibit 99.1

Press Release dated July 22, 2010

Valerie C. Carlson Corporate Communications 203.338.2351 Fax: 203.338.3461 valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

July 22, 2010

PEOPLE’S UNITED FINANCIAL APPOINTS JOHN P. BARNES AS PRESIDENT AND CEO

Barnes to Lead Company’s Strategy of Continued Growth and Increased Shareholder Value

BRIDGEPORT, CT – People’s United Financial Inc. (NASDAQ: PBCT), a diversified financial services company, today announced that it has named John P. (Jack) Barnes as President, Chief Executive Officer and a member of the Board of Directors effective immediately. Barnes was also named President, CEO and a director of the Company’s subsidiary, People’s United Bank. Barnes, 54, has served as interim President and CEO since the departure of former CEO Philip R. Sherringham in April.

The company’s announcement follows an extensive executive search involving internal and external candidates, which the Board of Directors conducted in partnership with Russell Reynolds, a leading executive search firm with substantial financial services sector expertise.

“We are pleased to announce that, after a very thorough search process involving numerous external candidates, the Board unanimously determined that Jack is the right leader for the company in its next phase of growth,” said Chairman of the Board George P. Carter. “He has a broad banking background and extensive experience with bank acquisitions and integration – both as a leader at People’s United and at Chittenden Corporation. He also brings to the role a unique and essential understanding of the commitment of People’s United to its customers, employees and communities throughout the franchise.

“In the three months that Jack has led People’s United as interim President and CEO, he has clearly demonstrated his strong leadership skills and the ability to execute on our strategy of delivering growth and increasing shareholder value,” Carter added. “Along with our solid second quarter earnings results, we also announced last week two strategic acquisitions that extend our footprint as the largest bank headquartered in New England even further into the New York metro and Boston area markets,” Carter continued. “During the past six months Jack also has overseen the very successful conversion of our core banking systems and the process of rebranding all of our northern New England divisions to the People’s United Bank name.”

“I am delighted by the Board’s decision,” Barnes said. “I look forward to continuing to work closely with our Board, management team, and dedicated employees as we build on our strong strategic and financial foundation. People’s United benefits from a number of unique characteristics in the present environment, including our enviable footprint, strong balance sheet, solid asset quality and many growth prospects, and I am excited about the opportunity to fully realize the bank’s potential.”

Barnes joined People’s United Financial as Senior Executive Vice President and Chief Administrative Officer following the acquisition of Chittenden Corporation in early 2008. In this position, he managed Information Technology, Operations, Real Estate Services and Business Services.

Barnes joined Chittenden Bank in 1983 after five years with the FDIC in Boston. He became Senior Vice President and Chief Credit Policy Officer in 1988. In 1990, he was named to head the Credit Policy and Administration division. In 2002, he was appointed Executive Vice President in charge of the newly formed Chittenden Services Group, which included Information Technology, Operations and other centralized services for the corporation.

Forward-Looking Statements Disclosure and “Safe Harbor” Note

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent the Board’s and management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could result in outcomes (including those affecting People’s United Financial’s actual operating results or financial condition) that differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets; (9) competition and its effect on pricing, spending, third-party relationships and revenues; and (10) the successful integration of acquired companies. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

People’s United Financial, Inc., a diversified financial services company with approximately $22 billion in assets, provides consumer and commercial banking services through its subsidiary, People’s United Bank, with nearly 300 branches in Connecticut, Vermont, New Hampshire, Massachusetts, Maine and New York. Through additional subsidiaries, People’s United provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

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